UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2012

Quest Software, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-26937	33-0231678
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5 Polaris Way

Aliso Viejo, California 92656

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Registrant’s telephone number, including area code (949) 754-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously reported, Quest Software, Inc. (the “Company” or “Quest”) entered into an Agreement and Plan of Merger with Dell Inc. (“Dell”) and Diamond Merger Sub Inc., a wholly owned subsidiary of Dell (“Merger Sub”), on June 30, 2012, providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Dell.

On September 10, 2012, in anticipation of the pending Merger, Vincent C. Smith, the Company’s Chairman and Chief Executive Officer, reached an agreement with Dell with respect to the retention of Mr. Smith from and after the closing of the Merger. The consultancy agreement executed between Mr. Smith and Dell takes effect from the closing date of the Merger through March 31, 2013. Pursuant to the terms of the consultancy agreement, Mr. Smith will provide general consulting services to Dell and will be compensated at the rate of $83,333.33 per month with an additional completion bonus of $8,588,780.00. In consideration of the completion bonus, the consultancy agreement provides that all of Mr. Smith’s unvested stock options and amounts in respect of unvested restricted stock units (each as assumed by Dell in connection with the Merger) that are outstanding on March 31, 2013 will be automatically cancelled. Pursuant to the consultancy agreement, Mr. Smith is subject to ongoing confidentiality covenants and, during the term of the consultancy agreement and for one year following termination of the consultancy agreement, Mr. Smith is prohibited from soliciting employees or consultants of Dell or the Company or any of their respective subsidiaries or affiliates, from disparaging Dell and from using confidential information to disparage the business reputation of Quest or Dell or their respective subsidiaries or affiliates or to take any actions that are harmful to Quest’s or Dell’s or their respective subsidiaries’ or affiliates’ goodwill with any of their respective customers, clients, vendors, employees, the media or the public.

Additional Information and Where to Find It

The Company filed with the Securities and Exchange Commission (the “SEC”) a proxy statement and certain other materials in connection with the proposed Merger. The definitive proxy statement contains important information about the proposed Merger and related matters. The preceding information should be read in conjunction with the proxy statement. BEFORE MAKING ANY VOTING DECISION, QUEST’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THOSE OTHER MATERIALS CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED TRANSACTION. The proxy statement and other relevant materials, and any other documents filed by Quest with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, security holders may obtain free copies of the proxy statement from Quest by contacting Quest’s Investor Relations by telephone at (949) 754-8000, or by mail at Quest Software, Inc., 5 Polaris Way, Aliso Viejo, California 92656, Attention: Investor Relations, or by going to Quest’s Investor Relations page on its corporate web site at www.quest.com.

Participants in the Solicitation

Quest and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Quest in connection with the proposed Merger. Information regarding the interests of these directors and executive officers in the transaction referenced herein is included in the proxy statement described above. Additional information regarding these directors and executive officers is included in Quest’s Amendment No.1 to its Annual Report on Form 10-K/A for the year ended December 31, 2011, which was filed with the SEC on April 30, 2012.

Forward-Looking Statements

This filing may include predictions, estimates and other information that might be considered forward-looking statements, including, without limitation, statements relating to the completion of the Merger. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors. If the Merger is consummated, the Company’s stockholders will cease to have any equity interest in the Company and will have no right to participate in its earnings and future growth. Additional factors that may affect the future results of the Company are set forth in its filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2011 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, which are available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. The Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date thereof.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Quest Software, Inc.

Date: September 13, 2012	/s/ David P. Cramer
David P. Cramer
Vice President, General Counsel & Secretary